                                                                   EXHIBIT 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Amendment No. 1 to the Joint Registration Statement on Form S-4 of Northern States Power Company and New Century Energies, Inc. of our report dated February 1, 1999 appearing on page 39 of Northern States Power Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP



Minneapolis, Minnesota
May 18, 1999